UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2022

THERALINK TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

15000 W. 6th Ave., #400

Golden, CO 80401

(Address of principal executive offices)

(888) 585-4923

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 29 and September 1, 2022, Theralink Technologies, Inc. (the “Company”) issued Demand Promissory Notes (“Demand Notes”) to Jeffrey Busch, who serves as a member of the Board of Directors, with a face value of $125,000 and $150,000, respectively, in return for an aggregate investment of $275,000. Additionally, on August 11 and September 2, 2022, the Company issued Demand Notes to Doug Mergenthaler or an entity controlled by him, with a face value of $375,000 and $350,000, respectively, in return for an aggregate investment of $725,000. The Demand Notes bear an annual interest rate of 8% and are payable on demand. The outstanding principal and accrued interest of the Demand Notes is contingently convertible, in full, at the option of the lenders, into the same security which is issued by the Company in its next private placement of equity or equity backed securities at any time after the date of each Demand Note.

The foregoing description of the Demand Notes does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 hereto, which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Information concerning the Company’s issuance of the Demand Notes as set forth in Item 1.01 above is incorporated herein to this Item 2.03 by this reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Form of Demand Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERALINK TECHNOLOGIES, INC.

By:	/s/ Thomas Chilcott
Name:	Thomas Chilcott
Title:	Chief Financial Officer

Date: September 16, 2022